STOCK PURCHASE AGREEMENT


STOCK PURCHASE AGREEMENT ("Agreement"), dated November 17,
1997 by and among Jones Naughton Entertainment, Inc., a Colorado corporation (hereinafter called "JNE") and Joy F. Evans ("Purchaser").

                                W I T N E S S E T H

WHEREAS, JNE is the owner of certain shares of Series A Convertible Preferred Stock (the "Preferred Stock") of AmeriNet Financial Systems, Inc. ("AFSI") and desires to convert such Preferred Stock into unrestricted shares of common stock and sell 22,223 shares of such unrestricted common stock (the "Shares") to Purchaser on the terms and conditions set forth in this Stock Purchase Agreement (hereinafter called "Agreement"); and

WHEREAS, Purchaser desires to acquire the Shares at $2.25 per share for an aggregate of $50,000 pursuant to the terms and conditions set forth in this Stock Purchase Agreement; and

WHEREAS, the Preferred Stock is presently held in escrow and shall be released in accordance with the terms of that certain
Escrow Agreement dated as of February 12, 1997 (the "Shares
Escrow"); and

WHEREAS, the proceeds for the sale of the Shares shall be held in escrow and released to JNE pursuant to the terms hereof and of that certain Escrow Agreement of even date herewith (the "Proceeds Escrow").

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:


                                      ARTICLE 1
                           SALE AND PURCHASE OF THE SHARES

1.1 Sale of the Shares. At the date of the signing of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, JNE shall sell to Purchaser and Purchaser shall purchase from JNE, the Shares.

1.2   Instruments of Conveyance and Transfer.  At the Closing,
JNE shall instruct the Escrow Agent under the Shares Escrow to deliver certificates of the Preferred Stock which are convertible into the Shares to the transfer agent of JNE for transfer and delivery to Purchaser, together with appropriate medallion guaranteed stock powers, sufficient to convert the Preferred Stock and transfer the Shares into Purchaser's name, in form and substance satisfactory to Purchaser as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares.

JNE shall provide an opinion of its counsel with respect to the transferability of the Preferred Stock convertible into the Shares to Purchaser in accordance with the terms of the Shares Escrow and applicable state and federal securities laws.

1.3 Consideration. On or before November 21, 1997, Purchaser shall pay to the Escrow Agent by wire transfer (to the instructions attached hereto as Exhibit A) under the Proceeds Escrow an aggregate of $2.25 per share or an aggregate of $50,000.00. The Escrow Agent under the Proceeds Escrow shall immediately disburse 5% of such funds to JNE and shall retain the balance to be disbursed in accordance with the terms of the Proceeds Escrow. The terms and conditions of the Proceeds Escrow are incorporated herein by reference. In the event the Consideration is returned to Purchaser in accordance with Section 3(f) of the Proceeds Escrow, this Stock Purchase Agreement shall thereupon cease and Purchaser shall no longer be entitled to receipt of the Shares.


                                      ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES

2.1   Representations and Warranties of JNE. To induce
Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, JNE represents and warrants, as of the date hereof and as of the Closing, as follows:

2.1.1 Corporate Existence and Authority. JNE is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.2 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which JNE is a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of JNE; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on JNE or any of its actions.

2.2 Representations and Warranties of Purchaser. To induce JNE to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants, as of the date hereof and as of the Closing, as follows:

2.2.1 Authority of Purchaser. Purchaser has all requisite power, corporate or otherwise, to enter into this Agreement and to consummate the transactions contemplated hereunder.

2.2.2 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Purchaser is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Purchaser; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Purchaser or any of its actions.


                                      ARTICLE 3
                          CLOSING AND DELIVERY OF DOCUMENTS

3.1 Closing. The Closing shall be deemed to have occurred as of the date of signing of this Agreement. Subsequent to the signing, the following shall occur as a single integrated transaction:

3.2  Delivery by JNE:

(a) JNE shall instruct the Escrow Agent for the Shares Escrow to immediately deliver to the transfer agent of JNE for immediate transfer to Purchaser the stock certificates representing the Preferred Stock convertible into the Shares and all instruments of conveyance and transfer required by Section 1.1.

(b) JNE shall deliver to the transfer agent and the Purchaser the opinion of its counsel as set forth in Section 1.2 hereof.

(c) JNE shall deliver, or cause to be delivered, to Purchaser such instruments, documents and certificates as are required to be delivered by Purchaser or its representatives pursuant to the provisions of this Agreement.

3.3   Delivery by Purchaser:

(a) Purchaser shall deliver, or cause to be delivered, to the Escrow Agent for the Proceeds Escrow the Consideration as required by Section 1.3.

(b) Purchaser shall deliver, or cause to be delivered, to JNE such instruments, documents and certificates as are required to be delivered by Purchaser or its representatives pursuant to the provisions of this Agreement.


                                      ARTICLE 4
                          TERMINATION, AMENDMENT AND WAIVER

4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties;

4.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.


                                      ARTICLE 5
                                    MISCELLANEOUS

5.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

5.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO JNE

Jones Naughton Entertainment, Inc.
5681 Beach Blvd., Suite 101
Buena Park, CA 90621-2045
Facsimile No.: 714-994-3242

with a copy to:

Law offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Attn: M. Richard Cutler, Esq.
Facsimile No.: 714-719-1988

TO PURCHASER:

Joy F. Evans c/o David Evans
Snell & Wilmer
111 East Broadway, Suite 900
Salt Lake City, Utah 84111-1004
Facsimile No.: (801) 237-1950

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

5.3  Entire Agreement.  This Agreement, together with the
Schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the Schedule 1 or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.4  Survival of Representations.  All statements of fact
(including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

5.5 Remedies Cumulative. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.6 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

5.7 Finders' and Related Fees. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

5.8 Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

5.9 Forum. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

5.10 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

5.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

JONES NAUGHTON ENTERTAINMENT, INC.


By: /s/ Joseph Naughton
Joseph Naughton, Chief Executive Officer


PURCHASER


By:/s/Joy Evans